Exhibit 99.1

TRiUS Data Suggests That Testim® Significantly Improved Sexual Function in Hypogonadal Men

Improvement Also Shown in Men with Co-morbid Erectile Dysfunction

MALVERN, PA, (November 03, 2011)-Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL) today announced the release of clinical practice data from the Testim Registry in the United States (TRiUS). This study showed that daily administration of Testim® 1% (testosterone gel) resulted in significantly improved sexual function and increased total testosterone levels in men with hypogonadism, often referred to as low testosterone. Sexual function assessments from TRiUS, which followed patients in clinical practice for a 12-month period, were published in the November issue of the Journal of Sexual Medicine.

“These data are an important look at testosterone replacement therapy’s (TRT) impact on sexual function in hypogonadal men,” said Mohit Khera, M.D., Director of the Laboratory for Andrology Research at Baylor College of Medicine and lead study investigator. “The improved level of sexual function seen in the study participants suggests that the increases of total testosterone achieved with TRT may correlate with the improvement in their self-reported sexual function.”

Investigators assessed data from 271 TRiUS patients and evaluated the correlation between changes in the patients’ Brief Male Sexual Function Inventory (BMSFI) scores and their mean total testosterone levels after 12 months of Testim therapy. The BMSFI assessed patients’ self-reported sexual drive/libido, erectile function, ejaculatory function, and level of bother/sexual problems. After 12 months of TRT, mean total BMSFI scores significantly increased from baseline from 27.4 ± 10.3 to 33.8 ± 9.8 (P < 0.001) and mean total testosterone concentrations increased from 9.28 ± 4.84 to 17.37 ± 8.61 nmol/L (p<0.001). Regression analysis indicated that the increased total BMSFI score was significantly associated with increased total testosterone levels.

Significant improvement in sexual function from baseline scores was also seen in a subset of study participants concurrently using PDE5 inhibitors (for example, Viagra® and Cialis®) for erectile dysfunction (ED). Patients on PDE5 inhibitors had significantly lower baseline sexual function scores than other participants, but these scores improved after six and 12 months of TRT.

“About 30 percent of ED patients treated with PDE5 inhibitors do not show improved sexual function,” said Dr. James P. Tursi, Chief Medical Officer at Auxilium. “The results from TRiUS provide a valuable look at the potential real-life benefits of TRT for this challenging group of patients with the co-morbid conditions of ED and low testosterone.”

“These study results suggest that TRT may be useful in treating sexual dysfunction in hypogonadal men with co-morbid ED,” said Dr. Khera. “Men presenting with ED should be screened for hypogonadism and TRT should be considered as an additional therapy if their testosterone levels are below the normal range.”

About TRiUS

The Testim Registry in the U.S. (TRiUS) is an observational study to evaluate the effectiveness and short and long term outcomes of testosterone replacement therapy by collecting readily available data from clinical practice settings. Working with practicing physicians in the U.S., the registry, which is supported by Auxilium Pharmaceuticals, collects data from 849 hypogonadal men who have been prescribed Testim by their physician-investigator.

About Testim

Testim is a proprietary, clear topical gel containing 1% testosterone, the same type of hormone that is produced by the human body. Testim is used to treat adult males who have low or no testosterone. When applied once daily to the upper arms and shoulders, clinical studies have shown that Testim will restore and maintain testosterone levels. Once Testim is absorbed through the skin, it enters the bloodstream and helps return testosterone to normal levels. The efficacy of Testim has been demonstrated in 16 clinical studies involving approximately 1,800 patients, including the largest placebo-controlled study ever conducted to evaluate the benefits and risks of testosterone replacement therapy. For information regarding the safety and use of Testim, please see the prescribing information at www.testim.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in Europe and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and is in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding; and products in development for Peyronie’s disease, Frozen Shoulder syndrome and cellulite; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report under the heading “Risk Factors” on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Contacts:

James E. Fickenscher/CFO

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

jfickenscher@auxilium.com

William Q. Sargent Jr./ VP IR

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

wsargent@auxilium.com

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